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                                                                     EXHIBIT 4.6

                           STOCK ELECTION AGREEMENT

      AGREEMENT, dated as of September 8, 1999, by and between RSJ Acquisition Co., a Delaware corporation (the "Purchaser") and Timothy L. Roberts (the
                                  ---------
"Stockholder").  Capitalized terms used but not defined herein shall have the
------------
meanings set forth in the Agreement and Plan of Merger and Recapitalization, dated as of June 24, 1999, by and between the Purchaser and Citation Corporation, a Delaware corporation (the "Company"), as amended by Amendment No. 1 (the "Amendment") to the Agreement and Plan of Merger and Recapitalization, by
        ---------
and between such parties, dated as of September 3, 1999 (as so amended, and as such agreement may be further amended from time to time, the "Merger
                                                              ------
Agreement").
---------

      WHEREAS, the Purchaser and the Company have previously entered into the Merger Agreement, pursuant to which Purchaser will be merged with and into the Company (the "Merger");
              ------

      WHEREAS, in connection with the Purchaser's entering into the Amendment, the Purchaser is requiring that the Stockholder enter into this Agreement with regard to certain of the Stockholder's shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"); and

      WHEREAS, the Stockholder is willing to enter into this Agreement.

      NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

      Section 1. Covenants of the Stockholder. The Stockholder hereby covenants
                 ----------------------------
and agrees as follows:

           a.  Irrevocable Stock Election.  The Stockholder hereby irrevocably
               --------------------------
agrees that he will make, or cause to be made, a Stock Election with respect to 30,000 of the shares of Common Stock owned by the Stockholder (such shares, the "Stock Election Shares"); it being understood and agreed such Stock Election will be made by the Stockholder in accordance with the applicable terms and provisions of the Merger Agreement.

           b.  Stockholders Agreement and Registration Rights Agreement.  At the
               --------------------------------------------------------
Effective Time, the Stockholder shall execute and deliver a Stockholders Agreement (the "Stockholders Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") containing the applicable terms and conditions set forth on Exhibit A
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hereto; it being understood and agreed that the Stockholder shall be legally bound to accept such terms and provisions only to the extent they relate to the Stock Election Shares, and all other terms and provisions of such agreements shall be established by mutual agreement among the various parties thereto.

           c.  No Transfers.  Prior to the Termination Date (as defined in
               ------------
Section 6), the Stockholder shall not, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Stockholder's Stock Election Shares or any interest therein, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

           d.  Waiver of Appraisal Rights.  The Stockholder hereby waives any
               --------------------------
rights of appraisal or right to dissent from the Merger that the Stockholder may have with respect to the Stock Election Shares.

      Section 2. Covenants of the Purchaser. The Purchaser hereby covenants and
                 --------------------------
agrees that at the Effective Time, the Purchaser shall execute, and shall cause the Company, Kelso Investment Associates VI, L.P., a Delaware limited partnership, and KEP VI, LLC, a Delaware limited liability company, to execute, the Stockholders Agreement and the Registration Rights Agreement.

      Section 3. Representations and Warranties of the Stockholders. The
                 --------------------------------------------------
Stockholder hereby represents and warrants to the Purchaser as follows:

           a.  Ownership of Stock Election Shares, etc. The Stockholder is the
               ----------------------------------------
record and beneficial owner of the Stock Election Shares, free and clear of all liens, security interests, encumbrances or adverse claims of any kind. The Stockholder has (A) sole power of disposition, (B) sole voting power and (C)
                 -                              -                         -
sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Stockholder's Stock Election Shares and with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

           b.  Legal Capacity, etc.  The Stockholder has all requisite legal
               --------------------
capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party or by

                                       2
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which the Stockholder is bound or violate any order, writ, injunction, decree, judgment, statute, rule, regulation or governmental permit or license applicable to the Stockholder or any of the Stockholder's properties or assets. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally or by general principles of equity.

           c.  Investment Intent.  The Stockholder is retaining the Stock
               -----------------
Election Shares solely for the Stockholder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof. The Stockholder will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Stock Election Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Stock Election Shares) or any interest therein or any rights relating thereto, except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), the Certificate of Incorporation of the Company (the "Charter") and the Stockholders Agreement.

           d.  Transfer Restrictions.  The Stockholder acknowledges receipt of
               ---------------------
advice from the Purchaser that (i) none of the Stock Election Shares have yet
                                -
been registered under the Act, (ii) all of the Stock Election Shares must be
                                --
held indefinitely and the Stockholder must continue to bear the economic risk of the investment in all such Stock Election Shares unless such Stock Election Shares are subsequently registered under the Act or an exemption from such registration is available, (iii) there may not be any public market for any of
                            ---
the Stock Election Shares in the foreseeable future, (iv) Rule 144 promulgated
                                                      --
under the Act is not presently expected to be available with respect to sales of any securities of the Company following the Merger and neither the Company nor the Purchaser has made any covenant to make such Rule available and such Rule is not anticipated to be available in the foreseeable future, (v) when and if any
                                                            -
of the Stock Election Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (vi) if the exemption
                                                        --
afforded by Rule 144 is not available, public sale of any of the Stock Election Shares without registration will require the availability of an exemption under the Act, (vii) restrictive legends in the form set forth in the Stockholders
          ---
Agreement shall be placed on the certificates representing all of the Stock Election Shares and (viii) a notation shall be made in the appropriate records
                     ----
of the Company indicating that all of the Stock Election Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Stock Election Shares, if applicable.

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           e.  Ability to Bear Risk.  The Stockholder's financial situation is
               --------------------
such that the Stockholder can afford to bear the economic risk of holding all of the Stock Election Shares for an indefinite period and the Stockholder can afford to suffer the complete loss of the Stockholder's investment in all of the Stock Election Shares.

           f.  Evaluation.  The Stockholder has been granted the opportunity to
               ----------
ask questions of, and receive answers from, representatives of the Purchaser and the Company concerning the terms and conditions of its retention of the Stock Election Shares and to obtain any additional information that the Stockholder deems necessary; the Stockholder's knowledge and experience in financial business matters is such that the Stockholder is capable of evaluating the merits and risk of the investment in the Stock Election Shares; and the Stockholder has carefully reviewed the terms and provisions of the Charter and the Stockholders Agreement and has evaluated the restrictions and obligations contained therein.

           g.  Accredited Investors. The Stockholder is an "accredited investor"
               --------------------
as such term is defined in Rule 501(a) promulgated under the Act (a copy of such Rule is attached to this Agreement as Exhibit B).

           h.  Reliance.  The Stockholder understands and acknowledges that the
               --------
Purchaser is entering into the Amendment in reliance upon the Stockholder's execution and delivery of this Agreement with the Purchaser.

      Section 4. Further Assurances. From time to time, at the other party's
                 ------------------
request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      Section 5. Certain Events. The Stockholder agrees that this Agreement and
                 --------------
the obligations hereunder shall attach to the Stock Election Shares and shall be binding upon any person or entity to which legal or beneficial ownership (within the meaning of Rule 13(d)-5 under the Securities and Exchange Act of 1934, as amended) of such Stock Election Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

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      Section 6. Termination. The obligations of the Stockholder hereunder shall
                 -----------
terminate upon the first to occur of (a) the Effective Time and (b) the date the Merger Agreement is terminated in accordance with its terms (the "Termination Date"); provided that the provisions of this Section 6 and Section 7 hereof and any claim for breach of any representation, warranty, covenant or other agreement under this agreement shall survive the Effective Time and/or the Termination Date, as applicable.

      Section 7. Miscellaneous.
                 -------------

           a. Notices.  All notices, requests, demands, waivers and other
              -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered
                                                           -
personally, (b) mailed, certified or registered mail with postage prepaid, (c)
             -                                                              -
sent by next-day or overnight mail or delivery or (d) sent by fax, as follows
                                                   -
(or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Stockholder:  [            ]


If to the Purchaser:    RSJ Acquisition Co.
                        c/o Kelso & Company
                        320 Park Avenue - 24/th/ Floor
                        New York, NY 10022
                        Attn: James J. Connors, II, Esq.

and:                    Debevoise & Plimpton
                        875 Third Avenue
                        New York, NY 10022
                        Attn: Richard D. Bohm, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

           b. Invalidity, etc. If any term or other provision of this Agreement
              ----------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

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           c.  Entire Agreement.  This Agreement, including all exhibits and
               ----------------
schedules hereto, and, in the case of ______, the Voting Agreement (as such term is defined in the Merger Agreement), constitute the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

           d.  Assignment.  Neither this Agreement not any of the rights or
               ----------
obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

           e.  Specific Performance.  The parties hereto agree that irreparable
               --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

           f.  Governing Law.  This Agreement and the rights and obligations of
               -------------
the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

           g.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY AND
               --------------------
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

           h.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

             [The remainder of this page left intentionally blank]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                     RSJ ACQUISITION CO.



                                     By:_________________
                                        Name:
                                        Title:


                                     TIMOTHY L. ROBERTS



                                     _____________________

                                       7
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                                                                       EXHIBIT A


       Citation Registration Rights Agreement and Stockholders Agreement
                                Proposed Terms
                                --------------

      The following sets out the proposed terms of the Citation Registration Rights Agreement and the Stockholders Agreement among the Kelso Investors ("Kelso"), on the one hand, and the parties to the 5 separate but substantially identical Stock Election Agreements, on the other hand (collectively, the "Existing Stockholders"). Drafts of such Registration Rights Agreement and Stockholders Agreement are attached as Annexes I and II to this Exhibit A, respectively.

Registration Rights
-------------------

      Kelso. Kelso shall have the right, exercisable on five separate occasions, to demand a public offering of its shares. All Existing Stockholders shall have a pro-rata right to participate with Kelso in any secondary public offering of the Company initiated by Kelso, including any such secondary offering which is combined with a primary offering by the Company.

      Piggy Backs. Existing Stockholders shall also have piggy-back registration rights allowing them to participate, pro-rata, in any piggy-back registration rights exercised by Kelso.

      Cut-backs. All such registration rights shall be subject to conventional cut-back provisions, with the cut-backs applied on a pro-rata basis among Kelso and the Existing Stockholders, except to the extent the managing underwriter for the proposed offering concludes that Stock Election Shares held by one or more Existing Stockholders may not be included in the proposed offering without having an adverse effect of such offering, in which case such cuts-backs shall be applied to that extent to the particular Existing Stockholder in question.

Pre-emptive Rights
------------------

      Prior to an IPO, all Existing Stockholders will have pre-emptive rights with respect to all newly issued shares of common stock of the Company, subject to customary exceptions.

Drag and Tag Rights
-------------------

      Drag. Upon any transfer by Kelso of any shares of the Company to any third party, Kelso may require each Existing Stockholder to sell a pro-rata portion of his Stock Election Shares.

      Tag. Upon any transfer by Kelso of any shares to a third party, each Existing Stockholder may require Kelso to cause the third party buyer to purchase a pro-rata portion of his Stock Election Shares.

      Terms. Any sale by any Existing Stockholder pursuant to these Drag and Tag rights will be on the same terms and conditions as apply to Kelso in the underlying sale, including, without limitation, as to price, representations and warranties and indemnitees; provided that, in connection with any such proposed
                            --------
sale in which the Existing Stockholders would receive all cash for their Stock Election Shares, Kelso may elect to receive all or a portion of its consideration in such proposed sale in a form other than cash, so long as the per share consideration received by Kelso on the one hand, and the Existing Stockholders, on the other, is equivalent in value.

Right of First Refusal
----------------------

      Prior to an IPO (as defined) of the Company, each Existing Stockholder shall be permitted to transfer, encumber or otherwise dispose of any of its Stock Election Shares so long as it provides the Company and Kelso with a right of first refusal with respect to such Stock Election Shares. Such right of first refusal will not apply to any transfers made for estate planning purposes.

Kelso Option
------------

      During the one-year period following the closing of the Recapitalization, Kelso will have the right to purchase additional shares of common stock of the Company for a per share price equal to the lesser of (i) the fair market value
                                                      -
thereof (as defined) and (ii) the deal price (i.e., $18.10).  The Existing
                          --                  - -
Stockholders' pre-emptive rights (see above) would apply to any such shares so issued to Kelso.

Binding Nature of Obligations
-----------------------------

      It is understood and agreed that the parties shall be legally bound to accept the foregoing terms and provisions only to the extent that they relate to the Stock Election Shares, and all other terms and provisions of the Stockholders' Agreement and the

Registration Rights Agreement shall be established by mutual agreement among the various parties thereto.

                                       3